As filed with the Securities and Exchange Commission on January 26, 2016

Registration No. 333-206557

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Advanced Inhalation Therapies (AIT) Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Amir Avniel – President and Chief Executive Officer	Zysman, Aharoni, Gayer and
Advanced Inhalation Therapies (AIT) Ltd. 2 Derech Meir Weisgal	Sullivan & Worcester LLP 1633 Broadway
Rehovot, 7632605 Israel Tel: +972.8.684.3313	New York, NY 10019 Tel: 212.660.5000
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Edwin L. Miller Jr.	Eran Ben-Dor	Mitchell S. Nussbaum
Oded Har-Even	Zysman, Aharoni, Gayer & Co.	Angela M. Dowd
Shy S. Baranov	41-45 Rothschild Blvd.	Loeb & Loeb LLP
Zysman, Aharoni, Gayer and	Beit Zion	345 Park Avenue
Sullivan & Worcester LLP	Tel-Aviv, Israel 65784	New York, NY 10154
1633 Broadway	Tel: +972.3.795.5555	Tel: 212.407.4000
New York, NY 10019
Tel: 212.660.5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

___________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory NOTE

This Amendment is filed solely to file Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1, 5.2 and 23.2 and to reflect such filings in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8.    Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company's financial statements and related notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on January 26, 2016.

ADVANCED INHALATION THERAPIES (AIT) LTD.

By:	/s/ Amir Avniel
Amir Avniel
President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Bentsur*	Executive Chairman of the Board of Directors	January 26, 2016
Ron Bentsur

/s/ Amir Avniel	President, Chief Executive Officer and Director	January 26, 2016
Amir Avniel	(Principal Executive Officer)

/s/ Yossef Av-Guy*	Chief Scientific Officer and Director	January 26, 2016
Yossef Av-Guy

/s/ Ifat Tal*	VP of Finance	January 26, 2016
Ifat Tal	(Principal Financial and Accounting Officer)

/s/ Ari Raved*	Director	January 26, 2016
Ari Raved

/s/ Nachum Shamir*	Director	January 26, 2016
Nachum Shamir

/s/ Jerome B. Zeldis*	Director	January 26, 2016
Jerome B. Zeldis

*By: /s/ Amir Avniel
Amir Avniel, Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, the duly authorized representative in the United States of Advanced Inhalation Therapies Ltd., has signed this registration statement on January 26, 2016.

/s/ ZYSMAN, AHARONI, GAYER AND
SULLIVAN & WORCESTER LLP

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Exhibits Index

Number	Exhibit Description
1.1	Form of Underwriting Agreement by and among the Company and the underwriters named therein
3.1*	Articles of Association of the Company, as currently in effect
3.2*	Amended and Restated Articles of Association of the Company, to be in effect upon completion of this offering
4.1	Form of Company’s Ordinary Share Certificate
4.2	Form of Unit Certificate
4.3	Form of Warrant Certificate (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between the Company and VStock Transfer LLC, as Warrant Agent
4.5	Form of Representative’s Warrant (included in Exhibit 1.1)
4.6*	Form of Convertible Promissory Note
4.7*	Form of Amendment to Convertible Promissory Note
5.1	Opinion of Zysman, Aharoni, Gayer & Co., Israeli counsel to the Company, as to the validity of the ordinary shares being offered (including consent)
5.2	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (including consent)
10.1*	Advanced Inhalation Technologies (AIT) Ltd. Amended and Restated 2013 Equity Incentive Plan
10.2*	Agreement, dated August 3, 2015, by and between the Company and Ron Bentsur
10.3*	Employment Agreement, dated September 17, 2015, by and between the Company and Amir Avniel
10.4*	Employment Agreement, dated September 9, 2012, by and between the Company and Racheli Vizman
10.5*	Addendum to Employment Agreement, dated May 30, 2013, by and between the Company and Racheli Vizman
10.6*	Addendum to Employment Agreement, dated April 8, 2014, by and between the Company and Racheli Vizman
10.7*	Addendum to Employment Agreement, dated July 12, 2015, by and between the Company and Racheli Vizman
10.8*	License Agreement, dated November 1, 2011, by and between the Company and the University of British Columbia
10.9^*	Non-Exclusive License Agreement, dated October 22, 2013, by and between the Company and SensorMedics Corporation (CareFusion)
10.10*	Option Agreement, dated August 31, 2015, by and between the Company and Pulmonox Technologies Corporation
10.11*	Services Agreement, dated June 11, 2015, by and between the Company and Guberman Consulting Ltd.
10.12*	Employment Agreement, dated October 29, 2015, by and between the Company and Ifat Tal
23.1*	Consent of Kost Forer Gabbay & Kasierer (a Member of EY Global)
23.2	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1)
23.3	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1*	Power of Attorney
99.1*	Representation Letter — Waiver of Certain Provisions of Item 8.F.4 of Form 20-F

* Previously filed.

^ Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

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